Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Jordan M. Copland, Chief Financial Officer of GSI Commerce, Inc., certify that:

1. I have reviewed this report on Form 10-K/A of GSI Commerce, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 29, 2004

By:	/S/ JORDAN M. COPLAND

Jordan M. Copland Chief Financial Officer